Exhibit 10.1

Execution Version

VOTING AGREEMENT TERMINATION AGREEMENT

This Voting Agreement Termination Agreement, dated as of May 23, 2016 (this “Agreement”), is entered into by and between Shell Midstream Partners, L.P., a Delaware limited partnership (“SHLX”) and Shell Pipeline Company LP, a Delaware limited partnership (“SPLC”) (each, a “Party” and collectively, the “Parties”).

RECITALS:

A. WHEREAS, SHLX and SPLC entered into that certain Voting Agreement, dated as of November 3, 2014 (the “Voting Agreement”), pursuant to which SHLX and SPLC set forth their understanding with respect to certain matters related to the governance of Bengal Pipeline Company LLC, a Delaware limited liability company.

B. WHEREAS, SHLX, SPLC and Shell Midstream Operating LLC entered into that certain Contribution Agreement dated as of May 17, 2016 (the “Contribution Agreement”).

C. WHEREAS, in connection with the Contribution Agreement, SHLX and SPLC desire to terminate the Voting Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Termination of Voting Agreement. The Voting Agreement is hereby terminated, and SHLX and SPLC are hereby released from their obligations thereunder.

2. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

3. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

4. Entire Agreement. This Agreement supersedes all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. There are no unwritten oral agreements between the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

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Voting Agreement Termination Agreement

Shell Pipeline Company LP

By:	Shell Pipeline GP LLC, its general partner

By:	/s/ Michele F. Joy
Name:	Michele F. Joy
Title:	Vice President

Shell Midstream Partners, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ John H. Hollowell
Name:	John H. Hollowell
Title:	President and Chief Executive Officer

Signature Page to Voting Agreement Termination Agreement